July 2, 2003

Board of Directors
RRUN Ventures Network, Inc.
62 West 8th Avenue
4th Floor
Vancouver, British Columbia
Canada, V5Y 1M7

                                              Re: 13,750,000 Shares Common Stock
                                                   $.0001 Par Value Form S-8/POS
                                             July 2, 2003 Registration Statement
Gentlemen:

         As special securities counsel for RRUN Ventures Network, Inc., a Nevada corporation (the "Company"), you have requested my opinion in connection with the preparation and filing with the U.S. Securities and Exchange Commission of a post-effective amended registration statement on Form S-8/A (the "Amended
Registration Statement") registering 13,750,000 shares of the Company's common stock, $.0001 par value per share, for issuance pursuant to an Addendum To
Agreement For Consulting Services which is attached to the Amended Registration
Statement as an exhibit ("Amended Consulting Agreement"). The contents of the
Amended Registration Statement, with exhibits thereto, are hereby incorporated by reference.

         I have examined such records and documents and made such examination of law as I have deemed relevant in connection with this opinion. Based on the foregoing, I am of the opinion that the 13,750,000 shares covered by said
Amended Registration Statement, when issued in accordance with the terms of the
Amended Consulting Agreement and the Prospectus forming a part of the Amended
Registration Statement, will be legally issued, fully-paid and non-assessable.
Moreover, my opinion is limited to the due issuance of such shares covered by the Amended Registration Statement that are issued for services deemed to be permissible pursuant to SEC Release No. 33-7647 (February 25, 1999).

         I hereby consent to the filing of this opinion as an exhibit to the above-referenced Registration Statement. The undersigned does further disclose that as of the date of this opinion, the undersigned beneficially owns 3,000,000 shares of the Company's common stock previously received in exchange for services rendered to date and to be rendered hereafter, pursuant to a separate consulting agreement heretofore entered into between the Company and the undersigned dated November 22, 2002.

Sincerely,

/s/ Gregory Bartko, Esq.
    Gregory Bartko, Esq.
    GAB/nmn
    Cc: Ray Hawkins, CEO